Exhibit 99.B(e)(1)

Individual Single Purchase Payment Index-Linked Deferred Annuity Application

Lincoln Life & Annuity Company of New York (Company)

Syracuse, New York

Servicing Office: PO Box 2348, Fort Wayne, IN 46801-2348
Overnight Address: 1301 S Harrison St., Fort Wayne, IN 46802-3425
Service Center: 877-534-4636 Sales Desk: 877-533-0265

Applicants signing in New York must use this form.

Instructions: Please type or print. ANY ALTERATIONS TO THIS APPLICATION MUST BE INITIALED AND DATED BY THE APPLICANT.
ALL "REQUIRED" SECTIONS MUST BE COMPLETED.

Product Options: ■ *Lincoln Level Advantage 2*® B-Share

Type of Contract Being Applied For – Required

☐ Non-Qualified (Do **NOT** select Plan Type) ☐ Tax-Qualified (**MUST** select Plan Type, below)

Plan Type (Check One): ☐ Roth IRA ☐ Traditional IRA ☐ SEP IRA

Contract Owner (Owner)[1] – Required

Name/Trust[2]: ______ Date of Birth: ______

SSN/TIN: ______ ☐ Male ☐ Female Home Telephone: ______

Physical Address: ______ Mobile Telephone: ______

City, State & Zip Code: ______ Citizen of (Country): ______

Email Address: ______ Date of Trust: ______

Trustee Name(s): ______ Is Trust Revocable: ☐ Yes ☐ No

Joint Contract Owner (Joint Owner)[1], if any – Non-Qualified Contract Only

Name: ______ Date of Birth: ______

SSN/TIN: ______ ☐ Male ☐ Female Home Telephone: ______

Physical Address: ______ Mobile Telephone: ______

City, State & Zip Code: ______ Citizen of (Country): ______

Email Address: ______ Relationship to Owner: ☐ Spouse ☐ Non-Spouse

Annuitant[1] – If no Annuitant is specified, the Owner, or Joint Owner (if younger), will be the Annuitant.

Same as: ☐ Owner ☐ Joint Owner ☐ Other – Complete information: Relationship to Owner: ______

Name: ______ Date of Birth: ______

SSN/TIN: ______ ☐ Male ☐ Female Home Telephone: ______

Physical Address: ______ Mobile Telephone: ______

City, State & Zip Code: ______ Citizen of (Country): ______

Email Address: ______

[1] Minimum and maximum age restrictions apply for all Owners and Annuitants.
[2] Additional documentation required. Please Complete and Return the Certification of Trustee Powers Form (AN07086).

Continued on next page

ANF12700NY-LV2

Page 1 of 7
2/26
MAY26

Page 2 of 7 2/26 MAY26 ANF12700NY-LV2 Contingent Annuitant1 , if any (not available on qualified or non-natural owner, except for Charitable Remainder Trust) Same as: Owner Joint Owner Other – Complete information: Relationship to Owner: Name: Date of Birth: SSN/TIN: Male Female Home Telephone: Physical Address: Mobile Telephone: City, State & Zip Code: Citizen of (Country): Beneficiary(ies) – Required Beneficiaries share equally unless otherwise indicated. If a percentage is indicated, use whole number percentages and the allocation total must equal 100%. Additional beneficiaries can be listed below in Additional Remarks. 1. % Primary Name: Date of Birth: Relationship to Owner: Male Female SSN/TIN: Email Address: Telephone: Physical Address: 2. % Name: Date of Birth: Relationship to Owner: Male Female SSN/TIN: Email Address: Telephone: Physical Address: Primary Contingent 3. % Name: Date of Birth: Relationship to Owner: Male Female SSN/TIN: Email Address: Telephone: Physical Address: Primary Contingent Replacement Information – Required (All information needs to be completed.) Yes No Do you own any existing annuities or life insurance? Yes No Do you intend this purchase to replace or change any existing annuity contract or life insurance policy? (Financial Professional/Agent: Complete a separate New York Definition of Replacement form. Refer to the Annuity Instructions for Completing Regulation 60 Forms if any questions on that Definition of Replacement form are answered Yes.) Company Approximate Transfer Amount Policy/Contract Number Replacement of Annuity/Life $ Annuity Life $ Annuity Life $ Annuity Life

Page 3 of 7 2/26 MAY26 ANF12700NY-LV2 Single Purchase Payment – Minimum $25,000. The contract will issue when all expected deposits/transfers are received at our Servicing Office. However, if 45 calendar days after the signed date of your application not all deposits/transfers are received, we will automatically issue the contract with the deposits/transfers received if it meets the minimum requirements. Please Indicate: New Deposit $ 1035 Exchange (Non-Qualified) $ Transfer (Qualified) $ Rollover3 (Qualified) $ Total Expected Amount: $ How many separate deposits/transfers are expected? – If this field is not complete, your request will not be processed. 1 2 3 4 5 Other: For Non-Qualified Contract Indicate Source of Funds (i.e. Brokerage Account, Inheritance, etc.): For Deceased Contract Please Check: (Includes Beneficiary IRA) Spousal Continuation – Spouse of the original contract owner is the 100% Primary Beneficiary and will be moving funds into their own new Individual Contract. Death Benefit Contract Value Death Benefit (the Contract Value on the date a death claim is approved by Us) Additional Remarks 3 Important Note Regarding IRA Rollovers. The one-rollover-per-year limitation will be applied on an aggregate basis to all IRAs you own. You cannot make a tax-free IRA-to-IRA rollover if you have made such a rollover involving any of your IRAs in the current tax year. This limitation does not apply to direct trustee-to-trustee transfers.

Page 4 of 7 2/26 MAY26 ANF12700NY-LV2 Indexed Accounts4 – Allocation Percentages must add up to 100% (using whole numbers). Minimum allocation to an account is $2,000. PERFORMANCE CAP: 1-Year Indexed Accounts % S&P 500® Cap, 10% Protection % S&P 500® Cap, 15% Protection % S&P 500® Cap, 20% Protection % Russell 2000® Cap, 10% Protection % Capital Strength IndexSM Cap, 10% Protection % Capital Strength IndexSM Cap, 15% Protection % First Trust American Leadership Cap, 10% Protection % First Trust American Leadership Cap, 15% Protection % Nasdaq-100 Cap, 10% Protection PERFORMANCE TRIGGER: 1-Year Indexed Accounts % S&P 500® Performance Trigger, 10% Protection % S&P 500® Performance Trigger, 15% Protection % S&P 500® Performance Trigger, 20% Protection % Nasdaq-100 Performance Trigger, 10% Protection DUAL PERFORMANCE TRIGGER: 1-Year Indexed Accounts % S&P 500® Dual Performance Trigger, 10% Protection % Russell 2000® Dual Performance Trigger, 10% Protection % Capital Strength Index Dual Performance Trigger, 10% Protection % First Trust American Leadership Dual Performance Trigger, 10% Protection DUAL PLUS: 6-Year Indexed Accounts with Performance Cap % S&P 500® Dual10 Plus % S&P 500® Dual15 Plus % Russell 2000® Dual15 Plus % Capital Strength IndexSM Dual15 Plus % First Trust American Leadership Dual15 Plus PERFORMANCE CAP: 6-Year Indexed Accounts % S&P 500® Cap, 10% Protection % S&P 500® Cap, 15% Protection % S&P 500® Cap, 25% Protection % Russell 2000® Cap, 10% Protection % Russell 2000® Cap, 15% Protection % Capital Strength IndexSM Cap, 10% Protection % Capital Strength IndexSM Cap, 15% Protection % Capital Strength IndexSM Cap, 25% Protection % First Trust American Leadership Cap, 10% Protection % First Trust American Leadership Cap, 15% Protection ANNUAL LOCK: 6-Year Indexed Accounts with Performance Cap % Annual Lock S&P 500® Cap, 10% Protection Indexed Account Key Terms Dual Plus: An account that provides the greater of the dual rate or the index return up to the Performance Cap if the index change is up or flat. If the index change is down, the dual rate is added to the index loss, which may provide a positive return. Performance Cap: The most growth (or ceiling) you can earn for an indexed term. For annual lock accounts, it is the maximum percentage you can earn each year of the term. Protection Level: The portion of loss that Lincoln will absorb from any negative index performance. If the negative index performance is in excess of the Protection Level, there is risk of loss of principal to the Contract Owner. Please see the last page for additional disclosures regarding the indices. 4 Applicable Rates are available on LincolnFinancial.com.

Page 5 of 7 2/26 MAY26 ANF12700NY-LV2 Declarations and Signatures – Required By signing below, I/we understand and agree that: 1. The application will be attached to and made part of the contract when issued. 2. The information contained in this application is true, complete, and correct to the best of my/our knowledge and belief. 3. The statements made shall form the exclusive basis of any annuity issued. 4. Checks must be made payable to Lincoln Life & Annuity Company of New York, not to the Financial Professional/Agent. The cancelled check is the receipt. 5. Only a Company officer can make, modify, discharge, or waive any of the Company’s rights and only in writing. 6. Placing an annuity in a tax qualified retirement plan (for example, an IRA) will result in no additional tax advantage from the annuity. 7. Any annuity issued upon this application shall be considered a contract. The contract issued upon this application shall be subject to the laws of the state of New York. 8. The annuity will become effective on the date of issue. In the event that the initial purchase payment for this application is not acceptable, the Company’s liability will be limited to a return of any payment made. 9. Surrender charges may apply to withdrawals, surrender of the annuity contract or an exchange for another annuity contract prior to the expiration of any surrender charge period. 10. I/We understand the calculation of the death benefit. 11. The Indexed Accounts chosen will be applicable on the Contract effective date. I/We understand that I/we can lose money on Indexed Accounts. 12. Any Withdrawal, Surrender, annuitization or payment of a Death Benefit from an Indexed Account during a Term will be based on the Interim Value of each Segment, and the Withdrawal will reduce the Crediting Base for each Segment proportionately by the amount that the Withdrawal reduced the Interim Value. 13. The Company reserves the right to limit total Purchase Payments for all the Company Index-Linked Deferred Annuity Contracts, including Contracts with an affiliated Company, for which the Owner, Joint Owner or Annuitant is a measuring life. I/We acknowledge receipt of a current prospectus and verify my/our understanding that all payments and values provided by the contract, when based on investment experience are not guaranteed to a dollar amount. Taxpayer Identification Number and Certification (Substitute Form W-9) Under penalties of perjury, the Owner(s) certifies that: 1. The Social Security Number(s) or Federal Tax Identification Number(s) provided for the Owner(s) is the correct number (or the Owner(s) is waiting for a number to be issued); 2. The Owner(s) is not subject to backup withholding either because (a) the Owner(s) is exempt from backup withholding, or (b) the Owner(s) has not been notified by the Internal Revenue Service (IRS) that the Owner(s) is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the Owner(s) that he or she is no longer subject to backup withholding; 3. The Owner(s) is a U.S. citizen or other U.S. person; and 4. The Foreign Account Tax Compliance Act (FATCA) code(s) entered on this form (if any) indicating that the Owner(s) is exempt from FATCA reporting is correct. Exemption from FATCA reporting code (if any) . Certification Instructions By checking this box you are crossing out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Page 6 of 7 2/26 MAY26 ANF12700NY-LV2 Declarations and Signatures – Required – continued The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Contract Owner Signature Signed in (City and State) Date Joint Contract Owner, if any, Signature Signed in (City and State) Date Annuitant Signature (if other than Owner) Date Contingent Annuitant, if any, Signature Date Financial Professional/Agent Signature – Required (All information needs to be completed.) Yes No Does the applicant have any existing annuity contracts or life insurance policies? Yes No Will the proposed contract replace or change any existing annuity or life insurance? (Financial Professional/Agent: Complete a separate New York Definition of Replacement form. Refer to the Annuity Instructions for Completing Regulation 60 Forms if any questions on that Definition of Replacement form are answered Yes.) The Financial Professional/Agent hereby certifies he/she witnessed the signature(s) in the Declarations and Signatures section and that all information contained in this application is true to the best of his/her knowledge and belief. The Financial Professional/ Agent also certifies that he/she has used only Company approved sales materials in conjunction with the sale and copies of all sales materials were left with the applicant(s). Any electronically presented sales material will be provided in printed form to the applicant no later than at the time of the contract delivery. I have provided the owner/applicant/joint applicant with all disclosures that I am required to provide under any applicable rule, laws or regulation regarding the sale of this product. Financial Professional/Agent Signature

Page 7 of 7 2/26 MAY26 ANF12700NY-LV2 The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by The Lincoln National Life Insurance Company. Standard & Poor’s® , S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by The Lincoln National Life Insurance Company. The Lincoln National Life Insurance Company’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such products nor do they have any liability for any errors, omissions, or interruptions of the S&P 500® Index. The Russell 2000® Price Return Index (the “Index”) is a trademark of Frank Russell Company (“Russell”) and has been licensed for use by The Lincoln National Life Insurance Company. Lincoln products are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the Index (upon which the Lincoln’s products are based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Index for the purpose to which it is being put in connection with Lincoln’s products. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Lincoln or to its clients. The Index is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein. Nasdaq® and the Capital Strength Net Fee IndexSM are registered trademarks of NASDAQ, Inc. (which with its affiliates is referred to as the “Corporations”) and are licensed for use by The Lincoln National Life Insurance Company. The Product(s) have not been passed on by the Corporations as to their legality or suitability. The Product(s) are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE PRODUCT(S). The level of the index may reflect the deduction of an annual fee. See prospectus for details. The First Trust American Leadership IndexTM (“FTIS Index”) is a product of and owned by FT Indexing Solutions LLC (“FTIS”). FIRST TRUST® and FIRST TRUST AMERICAN LEADERSHIP INDEXTM are trademarks of First Trust Portfolios L.P. (collectively, with FTIS and their respective affiliates, “First Trust”). The foregoing index and trademarks have been licensed for use for certain purposes by Licensee in connection with the Product. The Dow Jones Internet Composite IndexTM (“Dow Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by FTIS and Licensee. S&P® is a trademark of Standard & Poor’s Financial Service LLC. DOW JONES® and DOW JONES INTERNET COMPOSITE INDEX are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The foregoing trademarks have been licensed for use by SPDJI and have been sublicensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product. The Nasdaq U.S. Rising Dividend Achievers IndexTM and Nasdaq Technology Dividend IndexTM are products of Nasdaq, Inc. (which with its affiliates is referred to as the “Nasdaq”). NASDAQ® , NASDAQ U.S. RISING DIVIDEND ACHIEVERS INDEX, and NASDAQ TECHNOLOGY DIVIDEND INDEX are trademarks of Nasdaq. The foregoing indices (collectively, the “Nasdaq Indices”) and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and Product. The Nasdaq Riskalyze U.S. Large Cap Select Dividend IndexTM (“Riskalyze Index”) is a product of Riskalyze, Inc. (“Riskalyze”). RISKALYZE® and NASDAQ RISKALYZE U.S. LARGE CAP SELECT DIVIDEND INDEX are trademarks of Riskalyze. NASDAQ® is a trademark of Nasdaq, Inc. The foregoing index and trademarks have been licensed for use for certain purposes by FTIS and Licensee in connection with the FTIS Index and the Product. The Product is not issued, sponsored, endorsed, sold, recommended, or promoted by First Trust, SPDJI, Dow Jones, Nasdaq, Riskalyze, or their respective affiliates (collectively, the “Companies”). The Companies do not make any representation regarding the advisability of investing in the Product or products based on the FTIS Index, Dow Index, Nasdaq Indices, or Riskalyze Index, do not make any warranties or bear any liability with respect to such products, and do not make any warranties or bear any liability with respect to the Product or another party’s index.